Exhibit 10.5

Schedule A of the Benefitfocus.com, Inc. 2000 SOP Notice of Grant of Stock Option

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Benefitfocus.com, Inc. (the “Corporation”):

Optionee:	NAME	Grant Date: DATE

Exercise Price:	$$ per share	Number of Options Shares: ###

Type of Option:	ISO	Total Option Price: $$

VESTING

Vesting Commencement Date:	DATE
Expiration Date:	DATE

Vesting Schedule: 100% Cliff after sixty months after Grant Date

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Benefitfocus.com, Inc. 2000 Stock Option Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the attached Stock Option Agreement (Exhibit A to the Plan). Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Option Agreement, whether said options are purchased electronically or in person.

No Employment or Service Contract. Nothing in this Notice or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent of Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Stock Option Agreement.

Agreed as Above Written:

BENEFITFOCUS.COM, INC.			OPTIONEE

By:
	Name:	Mason R. Holland Jr.	NAME
	Title:	Chairman of the Board

EXHIBIT A to

Amended and Restated

Benefitfocus.com, Inc.

2000 Stock Option Plan

BENEFITFOCUS.COM, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into on DATE, by and between Benefitfocus.com, Inc., a South Carolina corporation (the “Company”), and NAME (the “Optionee”).

WHEREAS, on March 1, 2007, the Board of Directors of the Company adopted an amendment and restatement of its existing Stock Option Plan known as the “Amended and Restated Benefitfocus.com, Inc. 2000 Stock Option Plan” (the “Plan”), and recommended that the Plan be approved by the Company’s shareholders; and

WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company’s common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

WHEREAS, to the extent there is an additional grant of Options offered in conjunction with the execution of this Exhibit A, the additional grant shall serve as consideration between the parties in amending and restating any previously executed Agreements involving stock options between the parties.

NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan, and the terms and definitions of the Plan are incorporated into this Agreement by reference and made a part of this Agreement. The Optionee acknowledges receipt of a copy of the Plan.

2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s Common Stock, no par value per share (the “Stock”), set forth on each Schedule A attached and incorporated into this Agreement by reference. The Option shall be exercisable in the amounts and at the time(s) specified on each Schedule A. The Option shall expire and shall not be exercisable on the date specified on each Schedule A or on such earlier date as determined pursuant to Section 8, 9, 10, or 11 of this Agreement. Each Schedule A states whether the Option is intended to be an Incentive Stock Option.

3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the “Exercise Price”) shall be as specified on each Schedule A, which price shall be an amount not less than the Fair Market Value (or 110% of the Fair Market Value in the event the Optionee is a person described in Section 6.3(b) of the Plan) of a share of Stock as of the Date of Grant (as defined in Section 12 below) if the Option is an Incentive Stock Option.

4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

5. Option Non-Transferable. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed).

6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 14 below to the attention of the Chairman of the Board, or such other officer as the Chairman of the Board may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 13 below, and (c) be accompanied by (i) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased under this Agreement, or (iii) a certified or cashier’s check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to the shares being purchased under this Agreement. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates or a formal written notice for the number of shares specified in such notice registered in the name of the person exercising this Option.

7. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

8. Termination of Employment.

(a) Except as specified in each Schedule A attached hereto, in the event of a termination of the Optionee’s employment, this Option, to the extent not previously exercised, shall terminate 30 days after the date of the employee’s last day of employment and shall not thereafter be or become exercisable.

(b) Unless and to the extent otherwise provided in each Schedule A hereto, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee’s retirement. Notwithstanding the foregoing, the Options will become void and unexercisable on the date which is three months after the date of retirement unless on (or effective as of) the date of retirement the Optionee enters into a non-compete agreement with the Company and continues to comply with such non-compete agreement. This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

9. Company Right to Repurchase. At anytime after termination of employment by an employee for any reason, any shares purchased pursuant to the exercise of any options, including any shares of stock exercised by previous option grants, can be repurchased by the Company (at the Company’s sole discretion). The price for the share repurchase by the Company shall be established by the Board of Directors of the Company.

10. Disabled Optionee. In the event of termination of employment because of the Optionee’s Permanent and Total Disability, the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s Permanent and Total Disability or (b) the expiration date of this Option, to the extent of the number of shares which were Purchasable under this Agreement at the date of such termination.

11. Death of Optionee. Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of employment under Section 8(a) above, in the event of the Optionee’s death while employed by the Company or any of its Subsidiaries or within three months after a termination of such employment (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 of this Agreement or persons to whom all or a portion of this Option is transferred in accordance with Section 5 of this Agreement may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or (b) the expiration date of this Option. If the Optionee was an employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable under this Agreement at the date of death. If the Optionee’s employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable under this Agreement at the date of such termination.

12. Date of Grant. This Option was granted by the Committee on the date set forth in Schedule A (the “Date of Grant”).

13. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 13.

14. Restriction on Disposition of Shares. The shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

15. Restrictions. At the request of the Company, Optionee will enter into and be bound by any restrictions or agreements that are in place in substantially the same form as for the major common stockholders of the Company. These agreements include but are not limited to Voting Agreements, Right of First Offer Agreements, Co Sale Agreements, and / or Investor Rights Agreements.

16. Miscellaneous.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of South Carolina.

(c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at 100 Benefitfocus Way, Charleston SC 29492, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(d) This Exhibit A amends and restates in its entirety any previous Exhibit A or Stock Option Agreements between the Optionee and the Company. However, any prior Schedule A Stock Option Grant Agreements, executed by the parties prior to this restated Exhibit A shall remain in full force and effect and made a part of this revised Exhibit A.

IN WITNESS WHEREOF, the Committee has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

BENEFITFOCUS.COM, INC.			OPTIONEE

By:
	Name:	Mason R. Holland Jr.	Name:	NAME
	Title:	Chairman of the Board

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